SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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AngioDynamics, Inc.

(Name of Registrant as Specified In Its Charter)

N/A

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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ANGIODYNAMICS, INC.

603 Queensbury Avenue

Queensbury, New York 12804

(518) 798-1215

Dear Stockholder:

You are invited to attend the Annual Meeting of Stockholders of AngioDynamics, Inc. to be held on Monday, October 22, 2007 at 9:00 a.m., local time, at Callaway Gardens, Pine Mountain, Georgia.

At this year’s Annual Meeting you will be asked to consider and vote upon proposals to: (i) elect three directors; (ii) ratify the appointment of the Company’s independent registered public accountants, and (iii) transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof. The accompanying Notice of Meeting and Proxy Statement describe these matters. We urge you to read this information carefully.

Your Board of Directors unanimously believes that election of its nominees for directors and ratification of independent registered public accountants are in the best interest of AngioDynamics and its stockholders, and, accordingly, recommends a vote “FOR” election of the three nominees for directors and “FOR” the ratification of the appointment of PricewaterhouseCoopers as our independent registered public accountants.

In addition to the business to be transacted as described above, management will address the stockholders with respect to the Company’s developments of the past year and respond to comments and questions of general interest to stockholders.

It is important that your shares be represented and voted whether or not you plan to attend the Annual Meeting in person. You may vote by completing and mailing the enclosed proxy card or the form forwarded by your bank, broker, or other holder of record. Voting by written proxy will ensure your shares are represented at the Annual Meeting.

Sincerely,

Eamonn P. Hobbs
President & Chief Executive Officer

The accompanying proxy statement is dated September 21, 2007 and is first being mailed to stockholders on or about September 21, 2007.

ANGIODYNAMICS, INC.

603 Queensbury Avenue

Queensbury, New York 12804

(518) 798-1215

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

I am pleased to give you notice that the 2007 Annual Meeting of Stockholders of AngioDynamics, Inc. will be held at Callaway Gardens, Pine Mountain, Georgia, on Monday, October 22, 2007 at 9:00 a.m., local time for the following purposes:

1.	to elect three Class I directors of AngioDynamics, each for a term of three years;

2.	to ratify the appointment of PricewaterhouseCoopers LLP as AngioDynamics’ independent registered public accounting firm for the fiscal year ending May 31, 2008; and

3.	to transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

The board of directors has fixed the close of business on August 31, 2007 as the record date for the annual meeting. Only stockholders of record of AngioDynamics common stock on the close of business on that date are entitled to notice of and to vote at the meeting.

By Order of the Board of Directors,

Gregory J. Champion, Secretary
Queensbury, New York

Dated: September 21, 2007

Whether or not you expect to be present at the meeting, you are urged to fill in, date, sign and return the enclosed proxy card in the envelope that is provided, which requires no postage if mailed in the United States.

If you wish to attend the annual meeting, please check the appropriate box on the enclosed proxy card and return it in the enclosed envelope.

The annual meeting for which this notice is given may be adjourned from time to time without further notice other than announcement at the meeting or any adjournment thereof. Any business for which notice is hereby given may be transacted at any such adjourned meeting.

i

ANGIODYNAMICS, INC.

603 Queensbury Avenue

Queensbury, New York 12804

PROXY STATEMENT

FOR

ANNUAL MEETING OF STOCKHOLDERS

OF ANGIODYNAMICS, INC.

October 22, 2007

Introduction

This proxy statement is being furnished to the stockholders of AngioDynamics, Inc. by the board of directors of AngioDynamics in connection with the solicitation of proxies for use at our 2007 Annual Meeting of Stockholders to be held at Callaway Gardens, Pine Mountain, Georgia, on Monday, October 22, 2007 at 9:00 a.m., local time, or at any adjournment or postponement thereof. Unless the context otherwise requires, “we,” “us,” “the Company,” and similar terms refer to AngioDynamics, Inc.

Our principal executive offices are located at 603 Queensbury Avenue, Queensbury, New York 12804. The approximate date on which this proxy statement and the accompanying proxy are first being sent or given to our stockholders is September 21, 2007.

Date, Time and Place

This proxy statement is being furnished to you in connection with the solicitation of proxies by the board of directors of AngioDynamics from holders of AngioDynamics’ common stock for use at the annual meeting of stockholders to be held at Callaway Gardens, Pine Mountain, Georgia, on Monday, October 22, 2007 at 9:00 a.m., local time, and at any adjournment or postponement of the annual meeting.

Proposals to be Considered

At the annual meeting, we will ask holders of our common stock to consider and vote upon the following items:

Election of Directors

The election of three of AngioDynamics’ nine directors, namely Paul S. Echenberg, Jeffrey Gold and Dennis S. Meteny. If elected, these Class I directors will each serve until the 2010 annual meeting of stockholders and their respective successors are duly elected and qualified.

Ratification of Appointment of Independent Registered Public Accounting Firm

Ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending May 31, 2008.

Record Date; Voting Securities

Stockholders of record at the close of business on August 31, 2007, the record date for the annual meeting, are entitled to receive this proxy statement and to vote at the meeting and at any adjournment or postponement thereof. As of the close of business on the record date there were 23,983,465 outstanding shares of the Company’s common stock entitled to notice of and to vote at the annual meeting. Holders of our common stock have one vote per share on each matter to be acted upon. A list of the stockholders of record entitled to vote at the annual meeting will be available at the annual meeting and for 10 days prior to the annual meeting, for any purpose germane to the meeting, between the hours of 9:00 a.m. and 4:30 p.m. at our principal executive offices at 603 Queensbury Avenue, Queensbury, New York 12804, by contacting the Secretary of our company.

A majority of the outstanding shares of common stock present in person or by proxy is required to constitute a quorum at the meeting. For purposes of determining the presence of a quorum for transacting business at the annual meeting, abstentions and broker “non-votes” (proxies from banks, brokers or nominees indicating that such persons have not received instructions from the beneficial owner or other persons entitled to vote shares on a particular matter with respect to which the banks, brokers or nominees do not have discretionary power) will be treated as shares that are present.

Votes Required

Election of Directors

The directors nominated for election will be elected by a plurality of the votes cast, in person or by proxy, at the annual meeting. Abstentions and broker “non-votes” on the election of directors will have no effect because they will not represent votes cast at the annual meeting for the purpose of electing directors.

Ratification of the Appointment of Independent Registered Public Accounting Firm

The proposal to ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending May 31, 2008 will require the affirmative vote of a majority of the votes cast at the annual meeting. For purposes of this proposal, abstentions will have the same effect as votes against the proposal; however, broker non-votes will have no effect on such proposal.

Voting of Proxies

Shares of our common stock will be voted in accordance with the instructions contained in the proxies. If you return a signed proxy card without indicating your vote, your shares will be voted:

•	“FOR” the election as directors of the persons who have been nominated by the board of directors;

•	“FOR” the ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending May 31, 2008; and

•

with respect to any other matter that may properly be brought before the annual meeting in accordance with the judgment of the person or persons voting. We do not expect that any matter other than as described in this proxy statement will be brought before the annual meeting.

Revocability of Proxies; How to Vote

The grant of a proxy on the enclosed proxy card does not preclude a stockholder from voting in person. You may revoke a proxy at any time prior to your proxy being voted at the annual meeting by:

•	delivering to our Secretary prior to the annual meeting, a written notice of revocation bearing a later date or time than the proxy;

•	timely delivery of a valid, later dated proxy; or

•	attending the annual meeting and voting in person.

Attendance at the annual meeting will not by itself constitute revocation of a proxy. If an adjournment occurs, it will have no effect on the ability of stockholders of record as of the record date to exercise their voting rights or to revoke any previously delivered proxies. We do not expect to adjourn the annual meeting for a period of time long enough to require the setting of a new record date for such meeting.

If your shares are registered directly in your name with our transfer agent, Registrar and Transfer Company, you are considered, with respect to those shares, the “shareholder of record.” The Notice of Annual Meeting, Proxy Statement, Annual Report on Form 10-K and proxy card have been sent directly to you by us.

If your shares are held in a stock brokerage account or by a bank or other holder of record, you are considered the “beneficial owner” of shares held in street name. The Notice of Annual Meeting, Proxy Statement, Annual Report on Form 10-K and proxy card have been forwarded to you by your broker, bank or other holder of record who is considered, with respect to those shares, the shareholder of record. As the beneficial owner, you have the right to direct your broker, bank or other holder of record on how to vote your shares by using the voting instruction card included in the mailing.

Solicitation of Proxies

The cost of solicitation of proxies being solicited on behalf of the board of directors will be borne by us. In addition to the use of the mail, proxy solicitation may be made by telephone, facsimile and personal interview by our officers, directors and employees. We will, upon request, reimburse banks, brokers, nominees and other record holders for their reasonable expenses in sending soliciting material to persons for whom they hold shares.

Stockholders should not send stock certificates with their proxy cards.

PROPOSAL 1—ELECTION OF DIRECTORS

Nominees

Our board of directors currently consists of nine directors. The board is classified into three classes, each of which has a staggered three-year term. At the annual meeting, our stockholders will elect three Class I directors. If elected, Paul S. Echenberg, Jeffrey Gold and Dennis S. Meteny will hold office until the annual meeting of stockholders to be held in 2010 and until their successors are duly elected and qualified. The Class II directors and Class III directors will continue in office during the terms indicated below. Unless otherwise specified, all proxies received will be voted in favor of the election of the nominees named below as directors of the Company. Directors will be elected by a plurality of the votes cast, in person or by proxy, at the annual meeting.

The term of each of the current Class I directors expires at the 2007 annual meeting and when his respective successor is duly elected and qualified. Management has no reason to believe that any of the nominees will be unable or unwilling to serve as a director, if elected. Should any of the nominees not remain a candidate for election at the date of the annual meeting, proxies will be voted in favor of the nominees who remain candidates and may be voted for substitute nominees selected by the board of directors. Set forth below is biographical information for each nominee and for each director whose term of office will continue after the annual meeting.

Nominees to serve as Class I Directors for a Term Expiring at the 2010 Annual Meeting:

Paul S. Echenberg, age 63, has been a director since 1996 and served as Chairman of our board of directors from February 2004 through July 2007. He has been a director of E-Z-EM, our former parent company, since 1987 and Chairman of the board of directors of E-Z-EM since January 2005, and Chairman of the board of directors of E-Z-EM Canada, an E-Z-EM subsidiary, since 1994. He has been the President, Chief Executive Officer and a director of Schroders & Associates Canada Inc., an investment buy-out advisory services company, and a director of Schroders Ventures Ltd., an investment firm, since 1996. He is also a founder and has been a general partner and director of Eckvest Equity Inc., a personal investment and consulting services company since 1989. From 1970 to 1989, he was President and Chief Executive Officer of Twinpak Inc. and Executive Vice President of CB Pak Inc., both packaging companies. He also co-founded BDE & Partners, an investment banking and strategic advisory services firm, in 1991. He is a director of Lallemand Inc., Benvest Capital Inc., Benvest New Look Income Trust, Med-Eng Systems Inc., MacroChem Corp., and A.P. Plasman Corp.

Jeffrey Gold, age 59, has served as a director since 1997. Mr. Gold is currently serving as Venture Partner for Longitude Capital, a healthcare venture capital fund. Mr. Gold was President and CEO of CryoVascular Systems, a peripheral vascular disease device company, from 2001 through its sale to Boston Scientific in 2005. From 1997 to 2001, he was Executive Vice President and Chief Operating Officer of Cardio Thoracic Systems, Inc., a company engaged in the development and introduction of devices for beating-heart coronary bypass surgery. Before that, Mr. Gold spent 18 years with Cordis Corporation in a variety of senior management roles including Vice President of Manufacturing and Vice President of Research and Development, and was a co-founder and President of Cordis Endovascular Systems, a Cordis subsidiary engaged in the interventional neuroradiology business. At Cordis, Mr. Gold also had responsibility for its peripheral vascular business. He serves on the board of directors of several start-up medical device companies and is a member of the Executive Committee for the Center for Entrepreneurship and Innovation at the University of Florida and a member of the Commercialization Advisory Board for the Cleveland Clinic.

Dennis S. Meteny, age 54, joined our board of directors in March 2004. In 2006, Mr. Meteny was appointed President and Chief Executive Officer of Cygnus Manufacturing Company LLC, a privately held manufacturer of minimally and non-invasive medical device products, health and safety components, and high precision transportation, aerospace and industrial products. From 2003 to 2006, Mr. Meteny was an Executive-in-Residence at the Pittsburgh Life Sciences Greenhouse, a strategic economic development initiative of the University of Pittsburgh Health System, Carnegie Mellon University, the University of Pittsburgh, the State of Pennsylvania and local foundations. From 2001 to 2003, he served as President and Chief Operating Officer of TissueInformatics,

Inc., a privately held company engaged in the medical imaging business. From 2000 to 2001, Mr. Meteny was a business consultant to various technology companies. Prior to that, Mr. Meteny spent 15 years in several executive-level positions, including as President and Chief Executive Officer, from 1994 to 1999, of Respironics, Inc. a cardio-pulmonary medical device company. Mr. Meteny began his career in 1975 with Ernst & Young LLP. Mr. Meteny holds a B.S. Degree in Accounting from The Pennsylvania State University and an MBA from the University of Pittsburgh.

Recommendation of the Board of Directors

The board of directors recommends a vote “FOR” the election of each of the nominees.

Other Directors

The following Class II and Class III directors will continue on the board of directors for the terms indicated:

Class II Directors (Term Expiring at the 2008 Annual Meeting):

Howard W. Donnelly, age 46, joined our board of directors in March 2004. Mr. Donnelly is currently President of Concert Medical, LLC, a contract manufacturer of interventional medical devices. In addition, Mr. Donnelly is a principal in two privately held start-up medical device companies that are targeting the regional anesthetic and general anesthesia markets, respectively. From 1999 to 2002, he was President of Level 1, Inc., a medical device manufacturer and a subsidiary of Smiths Group. From 1990 to 1999, Mr. Donnelly was employed at Pfizer, Inc., with his last position being Vice President, Business Planning and Development, for Pfizer’s Medical Technology Group from 1997 to 1999. Mr. Donnelly is currently a director of Vital Signs, Inc., a medical device manufacturer for the anesthesia, critical care and sleep disorder markets.

Robert E. Flaherty, age 61, joined our board of directors in April 2004. Since 1992, Mr. Flaherty has served as Chairman, President and Chief Executive Officer of Athena Diagnostics, Inc., a commercial laboratory specializing in developing diagnostic testing services focused on neurological disorders. From 1992 to 1995, Mr. Flaherty served as President and Chief Executive Officer of Genica Pharmaceuticals, which was acquired by Athena Neurosciences, Inc., and renamed Athena Diagnostics in 1995. Athena Neurosciences subsequently was acquired by Elan Corporation plc in 1996. In 2002, pursuant to a leveraged buy-out, Athena Diagnostics became a privately held corporation. In 2006, Athena was purchased by Fisher Scientific International, Inc., which merged later that year with Thermo Electron Corporation to form Thermo Scientific, where Athena is now a Subsidiary. From 1976 to 1992, Mr. Flaherty was employed by Becton, Dickinson & Company, a medical technology company, with his last position from 1984 to 1992 being President of that company’s largest operating unit, the Becton Dickinson Division. Mr. Flaherty began his career with Procter and Gamble Company in 1968 in manufacturing management. Mr. Flaherty is currently a director of Xtent, Inc., and Repromedix, Inc.

Vincent Bucci, age 52, joined our board of directors in January 2007 and was named Chairman in July 2007. From 1999 to 2007, Mr. Bucci served as Chairman of the board of directors of RITA Medical Systems, Inc., which we acquired in January 2007. Mr. Bucci has held the position of President of Health Policy Associates, Inc., a consulting company, since 1992. Mr. Bucci holds a B.A. from Bates College and a J.D. in Public Law and an M.A. in Government, both from Georgetown University.

Class III Directors (Term expiring at the 2009 Annual Meeting):

Eamonn P. Hobbs, age 49, is one of our co-founders. He has been our President and Chief Executive Officer since June 1996 and a director since our inception. From 1991 until September 2002, Mr. Hobbs was a Vice President, and from October 2002 to May 2004 was a Senior Vice-President of E-Z-EM Inc., our former parent company, with operational responsibility for our company. He was first employed by E-Z-EM from 1985 to 1986 and was continuously employed by E-Z-EM from 1988 until our inception. From 1986 to 1988, Mr. Hobbs was Director of Marketing for the North American Instrument Corporation (NAMIC), a medical device company later acquired by Boston Scientific. Mr. Hobbs started his career at Cook Incorporated, a leading manufacturer of interventional radiology, interventional cardiology and gastroenterology medical devices. Mr. Hobbs has over 23 years experience in the interventional radiology, interventional cardiology and gastroenterology medical device industries. He is a bio-medical engineer, having completed a Bachelor of Sciences in Plastics Engineering with a Biomaterials emphasis at University of Lowell in 1980. Mr. Hobbs is the only business executive from the medical device industry to serve on the strategic planning committee of the Society of Interventional Radiology, or SIR, and is a frequent invited lecturer on the future of interventional radiology and interventional radiology practice trends.

Wesley E. Johnson, Jr., age 49, joined our board in January 2007. From 2003 to 2007, Mr. Johnson served as a member of the board of RITA Medical Systems, Inc. Since October 2005, Mr. Johnson has served as General Manager of Abbott Spine, S.A., a division of Abbott Laboratories. From June 2003 to October 2005, Mr. Johnson served as Division Vice President, Finance for Abbott Spine. From May 1999 to June 2003, he served as Vice President of Operations and Chief Financial Officer for Spinal Concepts. Mr. Johnson holds a B.B.A. in Accounting from Texas A&M University and became a certified public accountant in 1981.

Steve LaPorte, age 57, joined our board in January 2007. From 2005 to 2007, Mr. LaPorte served as a member of the board of RITA Medical Systems, Inc. From 2002 until his retirement in August 2005, Mr. LaPorte served as the Vice President of NeuroVentures and Business Development at Medtronic, Inc., a global leader in medical technology. Prior to this, from 2000 to 2002, Mr. LaPorte served as Vice President and General Manager of Medtronic’s Drug Delivery Division; from 1994 to 2000, he held the position of Vice President and General Manager of Medtronic’s Electrophysiology Systems Division; and from 1988 to 1994 he was the Vice President of Operations for Medtronic’s Neurological Division. He began his career at Medtronic in 1978. Mr. LaPorte received his M.B.A. from the University of Minnesota and a B.S. in mathematics and computer science from the University of Wisconsin Stevens Point.

Corporate Governance, Board Independence and Committees of the Board

Board Independence

A majority of our directors must qualify as independent under the listing standards of The Nasdaq Stock Market LLC (“Nasdaq”). Under the Nasdaq listing standards, an “independent director” is a director who is not an officer or employee of AngioDynamics or any subsidiary and who does not have any relationship that the board of directors believes would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. Our board reviews the relationships that each director has with our company on an annual basis and only those directors having no direct or indirect material relationship with our company and who qualify as independent under the Nasdaq listing standards will be considered independent directors of AngioDynamics.

Our board of directors has determined that eight of our nine directors—Messrs. Gold, Donnelly, Meteny, Flaherty, Echenberg, LaPorte, Johnson and Bucci—are independent under the Nasdaq listing standards.

Committees of the Board

The board of directors has three standing committees, the members of which have been elected by the board: the audit committee; the nominating and corporate governance committee; and the compensation committee. Each committee is composed entirely of independent directors and the chairman and members of each committee are appointed annually by the board. Each committee is authorized to retain its own outside counsel and other advisors as it desires, subject to, for the nominating and corporate governance committee and the compensation committee, a $100,000 annual limitation on fees and expenses for such counsel and advisors without the full board’s prior consent.

Each committee has adopted a written charter, and a brief summary of each committee’s responsibilities follows.

Audit Committee and Audit Committee Financial Expert. The audit committee assists our board of directors in its oversight of (i) the integrity of our financial statements, financial reporting process, system of internal controls over financial reporting, and audit process, (ii) our compliance with, and process for, monitoring compliance with, legal and regulatory requirements, (iii) our independent registered public accounting firm’s qualifications and independence, and (iv) the performance of our independent registered public accounting firm. The audit committee also provides an open avenue of communication between the independent registered public accounting firm and the board. The authority and responsibilities of the audit committee are set forth in detail in its charter, which is available on our website located at www.angiodynamics.com1 under the “Corporate Governance Highlights—Committee Charters—Audit Committee” caption.

The members of the audit committee are Howard W. Donnelly, Wesley E. Johnson and Dennis S. Meteny, each of whom has been determined by our board to be independent under the Nasdaq listing standards. The board has also determined that each member of the audit committee is financially literate in accordance with the Nasdaq listing standards and that Mr. Meteny is an “audit committee financial expert,” as defined under SEC rules. The audit committee met 10 times during our 2007 fiscal year.

Compensation Committee

The compensation committee is responsible for (i) developing and evaluating potential candidates for executive positions, (ii) reviewing and recommending to the board the corporate goals and objectives with respect to the compensation of our chief executive officer (“CEO”) on an annual basis, (iii) reviewing our CEO’s performance annually in light of the committee’s established goals and objectives, (iv) reviewing and approving the evaluation process and compensation structure for our other executive officers annually and overseeing management’s decisions concerning the performance and compensation of our other executive officers and (v) reviewing and administering our incentive compensation and other stock-based plans and recommending changes in such plans to the board, as needed. The authority and responsibilities of the compensation committee are set forth in detail in its charter, which is available on our website located at www.angiodynamics.com under the “Corporate Governance Highlights—Committee Charters—Compensation Committee” caption.

The members of the compensation committee are Paul S. Echenberg, Robert E. Flaherty and Steve LaPorte, each of whom has been determined by our board of directors to be independent under the Nasdaq listing standards. The compensation committee met 9 times during fiscal 2007.

Nominating and Corporate Governance Committee

The nominating and corporate governance committee is responsible for (i) assisting the board in identifying individuals qualified to serve as directors of our company and on committees of the board, (ii) advising the board with respect to the board composition, procedures and committees, (iii) developing and recommending to the board a set of corporate governance principles applicable to our company, including principles for determining the form and amount of director compensation, and (iv) overseeing the evaluation of the board and our management. The nominating and corporate governance committee maintains the following guidelines for selecting nominees to serve on the board.

The nominating and corporate governance committee may apply several criteria in selecting nominees. At a minimum, the committee shall consider (a) whether each such nominee has demonstrated, by significant accomplishment in his field, an ability to make a meaningful contribution to the board’s oversight of the business and affairs of our company, and (b) the nominee’s reputation for honesty and ethical conduct in his personal and professional activities. Additional factors that the committee may consider include a candidate’s specific experiences and skills, relevant industry background and knowledge, time availability in light of other commitments, potential conflicts of interest and any other factors or qualities that the committee believes will enhance the board’s ability to effectively manage and direct our company’s affairs and business, including, where applicable, the ability of board committees to perform their duties or satisfy any independence requirements under the Nasdaq listing standards or otherwise.

The nominating and corporate governance committee will identify nominees by first evaluating the current members of our board of directors whose terms are expiring and who are willing to continue in service. In doing

[1]	This website address is not intended to function as a hyperlink, and information on our website is not a part of our proxy soliciting material.

so, the committee will balance the skills and experience of such current directors, as well as the value of continuity of their service, with that of obtaining new perspectives for the board. For new nominees, the committee will identify potential candidates based on input from members of the board and management and, if the committee deems it appropriate, from one or more third-party search firms.

Once a person has been identified by the committee as a potential candidate, the committee will assess, based on publicly available information regarding the person, whether the candidate should be considered further. If the committee determines that the candidate warrants further consideration and the person expresses a willingness to be considered and to serve on the board, the committee will request information from the candidate, review his or her accomplishments and qualifications and conduct one or more interviews with the candidate. If the candidate appears qualified, committee members may also contact references provided by the candidate or other persons with first-hand knowledge of the candidate’s experience and accomplishments. Additionally, candidates may be requested to meet with some or all of the other members of the board of directors. Using the input from these interviews and the other information it has obtained, the committee will determine whether it should recommend that the board nominate, or elect to fill a vacancy with, a final prospective candidate. The committee’s evaluation process is the same for candidates recommended by stockholders.

The authority and responsibilities of the nominating and corporate governance committee are set forth in detail in its charter, which is available on our website located at www.angiodynamics.com under the “Corporate Governance Highlights—Committee Charters—Nominating and Corporate Governance Committee” caption.

The members of the nominating and corporate governance committee are Paul S. Echenberg, Jeffrey G. Gold, and Howard W. Donnelly, each of whom has been determined by our board of directors to be independent under the Nasdaq listing standards. The nominating and corporate governance committee met 9 times during fiscal 2007.

Recommendations by Stockholders of Director Nominees

Stockholders may recommend individuals to the nominating and corporate governance committee for consideration as potential director candidates by submitting their names and appropriate background and biographical information to the Nominating and Corporate Governance Committee, c/o AngioDynamics, Inc., 603 Queensbury Avenue, Queensbury, New York 12804 at least 120 days prior to the anniversary of the date on which our proxy statement was first released to stockholders for the previous year’s annual meeting. Assuming that the appropriate information has been timely provided, the committee will consider these candidates in the same manner as it considers other board candidates it identifies. Our stockholders also have the right to nominate director candidates without any action on the part of the nominating and corporate governance committee or our board of directors by following the advance notice provisions of our by-laws as described under “Nomination of Directors.”

Meetings of the Board and Committees

Our board of directors held 9 meetings during fiscal 2007. Each incumbent director attended at least 75% of all meetings of the board and of each committee of which he was a member that were held during the period in which he was a director or committee member, except that Steve LaPorte was absent from two (2) Compensation Committee meetings during fiscal year 2007 following his appointment to the committee.

Communications with the Directors

Stockholders may communicate in writing with any particular director, the independent directors as a group, or the entire board by sending such written communication to the Secretary of the Company at the Company’s

principal executive offices, 603, Queensbury Avenue, Queensbury, New York 12804. Copies of written communications received at such address will be provided to the board or the relevant director or directors unless such communications are determined by our outside counsel to be inappropriate for submission to the intended recipient(s). However, any communication not so delivered will be made available upon request to any director. Examples of stockholder communications that would be considered inappropriate for submission include, without limitation, customer complaints, business solicitations, product promotions, résumés and other forms of job inquiries, junk mail and mass mailings, as well as material that is unduly hostile, threatening, illegal or similarly unsuitable.

Policy on Director Attendance at Annual Meetings

All board members are expected to attend our annual meetings of stockholders absent an emergency or other unforeseen circumstances. Attendance at the annual meeting will be considered by the nominating and corporate governance committee in assessing director performance. All of our directors named in this proxy statement who were then members of the board attended our annual meeting of stockholders in 2007.

Code of Business Conduct and Ethics

Our board of directors has adopted a written Code of Business Conduct and Ethics for our company. Our Code of Business Conduct and Ethics is available on our website located at www.angiodynamics.com under the “Corporate Governance Highlights—Governance Documents—Code of Ethics” caption.

Company Executive Officers

Eamonn P. Hobbs, our President and Chief Executive Officer, is included in above section “Class III Directors.”

Robert D. Mitchell, age 45, became our Executive Vice President, Chief Operating Officer in November 2006. Prior to joining us, from 2005 to 2006 he was Director, President and Chief Executive Officer of Millimed Holdings, Inc. From 2004 to 2005, he served as Vice President of Worldwide Sales for Align Technology, Inc. From 1987 to 2004, Mr. Mitchell was employed by Cook Incorporated in various capacities, most recently as Vice President and Director, Global Sales and Marketing for various business units including: diagnostic and interventional, endovascular, critical care and surgical. He holds a Bachelor of Science degree from the University of Utah and his MBA from Indiana Wesleyan University.

D. Joseph Gersuk, age 57, became our Senior Vice President, Chief Financial Officer in April 2007 and was named Executive Vice President in July 2007. Between 2005 and March 2007, he was a trustee for multiple educational and healthcare facilities as well as a director of Ascend Acquisition Corporation. From 2003 to 2005, he was CEO and director of Request Multimedia. From 1994 to April 2003, he was Executive Vice President, Chief Financial Officer and Treasurer of MapInfo Corporation, a publicly traded software, data and services company. Mr. Gersuk holds a Bachelor of Science degree from the United States Naval Academy and his MBA in Finance from American University.

William M. Appling, age 44, became our Senior Vice President of Research and Development in July 2007. Previously, he served as our Vice President, Research since 2002, Vice President, Research and Development since 1996, and in other product development capacities since 1988. Before that, Mr. Appling was a Product Development Engineer with NAMIC from 1986 to 1988 and a Product Development Engineer with the Edwards Division of American Hospital Supply Corporation from 1984 to 1986.

John J. Soto, age 42, became our Vice President, Global Sales in June 2007 and, from February to June 2007, was our Vice President, Outside U.S. Sales. Prior to joining us, from 2006 to 2007, Mr. Soto served as Executive Vice President, Worldwide Sales and from 2003 to 2006, Vice President, International Sales for RITA Medical Systems, Inc. From 2002 to 2003, Mr. Soto was Vice President and General Manager of Operations at

Computer Motion Inc. From 1999 to 2002, Mr. Soto was employed at Tyco Healthcare first as Product Director in the Cardiac Division and then as Managing Director of the European Division. Mr. Soto, a former pilot in the British Royal Navy, holds a degree in Electronic Engineering from the Royal Naval College in the UK and a degree in Medical Marketing from the University of California at Los Angeles.

Harold C. Mapes, age 47, has served as our Vice President, Operations since 1996 and was our Director of Operations from 1995 to 1996 and Product Development Project Manager from 1992 to 1994. Before joining us, Mr. Mapes held product development and supervisory manufacturing and engineering positions from 1988 to 1992 with Mallinckrodt Medical, a medical device manufacturer. He holds a Bachelor of Science in Mechanical Engineering from Tri-State University and a Master of Business Administration from the State University of New York at Albany.

Robert M. Rossell, age 51, became our Vice President, National Accounts, in July 2007. Previously, he served as our Vice President, Marketing from 1996 to July 2007, and from 1990 to 1996 was a Product Manager and then our Director of Marketing. Before joining us, Mr. Rossell was Marketing Manager at NAMIC from 1986 to 1990, and held sales positions with various leading healthcare companies, including American Hospital Supply Corporation, from 1981 to 1985, and Johnson & Johnson, Inc., from 1977 to 1981.

Brian S. Kunst, age 47, has served as our Vice President, Regulatory Affairs/Quality Assurance, or RA/QA, since 1997 and from 1995 to 1997 was our Director of RA/QA. From 1991 to 1995, Mr. Kunst was the Regulatory Affairs Manager for Surgitek, Inc., a medical device company. From 1990 to 1991, Mr. Kunst was a Regulatory Affairs Associate for W.L. Gore and Associates, a medical device manufacturer. From 1984 to 1990 he was a biomedical engineer with the U.S. Food and Drug Administration. Mr. Kunst is a Certified Regulatory Affairs Professional (Regulatory Affairs Professionals Society) and a Certified Quality Auditor and Certified Quality Engineer (American Society for Quality Control). He holds a Master of Engineering degree in Biomedical Engineering from Tulane University.

Daniel K. Recinella, age 48, has served as our Vice President, Product Development, since June 2004 and, from 2001 to June 2004, was our Director of Product Development. From 1989, when he joined us, to 2004, Mr. Recinella was a Project Manager and Senior Project Engineer for our product development group and Director of Thrombolytic/Thrombectomy Products for our marketing group. In 1989, Mr. Recinella was a Senior Project Engineer for VASER, Inc., a medical devices company. From 1985 to 1989, he was a Project Engineer and Product Development Engineer with BSC/Mansfield Scientific, a medical devices company. From 1983 to 1985, Mr. Recinella was a Product Development Engineer with Sarns/3M, a medical capital and devices company. Mr. Recinella holds a Bachelor of Science in Mechanical Engineering from the University of Michigan and a Master of Business Administration from the State University of New York at Albany.

Joseph G. Gerardi, 45, became our Vice President, Special Projects in April 2007. He was our Vice President, Chief Financial Officer from March 2004 to April 2007, our Vice President, Controller from 1996 to March 2004 and, from 1992 to 1996, was our Plant Controller. From 1987 to 1992, Mr. Gerardi was the Controller for Mallinckrodt Medical, Inc.’s anesthesiology plant. Before joining Mallinckrodt Medical, Mr. Gerardi was employed by Factron/Schlumberger for over five years as Manager of Consolidations and as a cost accountant. He holds a Bachelor of Science in Finance from State University of New York College of Technology at Utica and his MBA from the State University of New York at Albany.

PROPOSAL 2— RATIFICATION OF APPOINTMENT OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The audit committee of our board of directors has selected PricewaterhouseCoopers LLP, independent certified public accountants, as our company’s independent registered public accounting firm for the fiscal year ending May 31, 2008. Although the appointment of the independent registered public accounting firm is not required under our by-laws or otherwise to be ratified by our stockholders, the audit committee has directed that the appointment of PricewaterhouseCoopers LLP be submitted to our stockholders for ratification due to the significance of their appointment to us. If our stockholders fail to ratify the appointment, it will be considered as a direction to our board of directors and the audit committee to consider the selection of a different firm. Even if the appointment is ratified, the audit committee in its discretion may select a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of our company and our stockholders.

The proposal to ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending May 31, 2008, must be approved by the affirmative vote of a majority of the votes cast at the annual meeting.

A representative of PricewaterhouseCoopers LLP is expected to be present at the annual meeting to respond to appropriate questions. The representative will have the opportunity to make a statement if he or she desires.

Recommendation of the Board of Directors

The board of directors recommends a vote “FOR” the ratification of the appointment of PricewaterhouseCoopers LLP as our company’s independent registered public accounting firm for the fiscal year ending May 31, 2008.

OWNERSHIP OF SECURITIES

The following table sets forth the AngioDynamics common stock beneficially owned by each of our directors, each of our named executive officers, all of our directors and executive officers as a group and all other persons known to us who beneficially own 5% or more of the outstanding AngioDynamics common stock as of July 31, 2007. Except as otherwise noted, each individual director or named executive officer had sole voting and investment power with respect to the AngioDynamics common stock.

	Number of Shares of Common Stock Owned(a)(b)(c)	% of Outstanding Shares
5% Owners
Wellington Management Company, LLC(e)	2,857,214	11.9
Linda B. Stern(f)	1,324,685	5.5

Directors
Paul S. Echenberg	169,931	*
Eamonn P. Hobbs	146,696	*
Vincent Bucci	52,922	*
Jeffery Gold	33,137	*
Dennis S. Meteny	26,750	*
Robert E. Flaherty	25,950	*
Howard W. Donnelly	24,750	*
Wesley E. Johnson, Jr.	19,267	*
Steve LaPorte	11,174	*

Officers
John J. Soto	43,047	*
Robert M. Rossell(d)	18,141	*
Harold C. Mapes	17,578	*
Joseph G. Gerardi	16,437	*
D. Joseph Gersuk	5,000	*

All directors and executive officers as a group (18 persons)	657,796	2.7

(a)	Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Under those rules, shares of common stock subject to options that are exercisable or will become exercisable within 60 days of July 31, 2007 and performance share awards that will vest within 60 days of July 31, 2007 are deemed to be outstanding and to be beneficially owned by the person holding the securities for the purpose of computing the percentage ownership of the person, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.
(b)	Includes shares of our common stock issuable upon exercise of options currently exercisable or exercisable within 60 days from July 31, 2007 as follows: Eamonn P. Hobbs (64,125), D. Joseph Gersuk (0), John J. Soto (43,047), Harold C. Mapes (14,900), Robert M. Rossell (13,725), Joseph G. Gerardi (11,385), Jeffrey Gold (12,172), Paul S. Echenberg (25,974), Howard W. Donnelly (21,750), Dennis S. Meteny (23,750), Robert E. Flaherty (22,250), Vincent Bucci (31,843), Wesley E. Johnson Jr. (17,693), Steve LaPorte (10,461) and all directors and officers as a group (350,605).
(c)	Includes performance share awards which vest within 60 days of July 31, 2007 as follows: Eamonn P. Hobbs (1,031) D. Joseph Gersuk (0), John J. Soto (0), Harold C. Mapes (500), Robert M. Rossell (500), Joseph G. Gerardi (500) and all officers as a group (4,385).
(d)	Includes 100 shares owned jointly with Mr. Rossell’s spouse.
(e)	Share ownership information obtained from a Schedule 13G filed by Wellington Management Company, LLP filed on July 10, 2007.
(f)	Share ownership information obtained from a Schedule 13D/A filed by Linda B. Stern and the Estate of Howard S. Stern (the “Estate”) on June 28, 2007. Linda B. Stern, the wife of the late Howard S. Stern, is the executor and primary beneficiary of the Estate and is deemed to share beneficial ownership of the 1,323,794 shares held by the Estate. In addition, Mrs. Stern has sole beneficial ownership of 891 shares of common stock.
*	Less than 1%.

Equity Compensation Plan Information

The following table sets forth information, as of June 2, 2007, with respect to compensation plans under which our equity securities are authorized for issuance.

	(a)		(b)		(c)
Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights		Weighted-average exercise price of outstanding options, warrants and rights		Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders	2,195,977	(1)	$17.88	(2)	974,143	(3)
Equity compensation plans not approved by security holders	None		None		None
Total	2,195,977		$17.88		974,143

(1)	Includes 31,158 shares underlying restricted stock units and 31,157 shares underlying performance share awards issued under the 2004 Stock and Incentive Award Plan.
(2)	The weighted-average exercise price does not take into account the awards described in footnote (1) to this table.
(3)	Includes 839,711 shares reserved for issuance under our 2004 Stock and Incentive Award Plan, which provides for grants of stock options, restricted stock, stock appreciation rights, performance units, performance shares and other incentive awards. Also includes 134,432 shares reserved for purchase under our Employee Stock Purchase Plan.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Compensation Philosophy and Objectives

The Company operates in an extremely competitive industry. The compensation committee of the board of directors (the “Compensation Committee”) believes that the compensation programs for the named executive officers should be designed to attract, motivate and retain talented executives responsible for the Company’s success and should be determined within a framework based on the achievement of the Company’s operating plans, particularly: sales from existing and new products, profits and operating margins; individual contributions; and financial performance relative to the Company’s peer competitors including companies that:

•	Exclusively design, develop, manufacture, and market medical devices;

•	Market and sell products primarily through a direct sales force;

•	Are based in the United States;

•	Are publicly traded on the Nasdaq, AMEX, or NYSE stock exchanges and have at least one published proxy statement;

•	Have revenues of at least 50% and up to 200% of the forecasted Company revenues for the next fiscal year; and

•	Are generally profitable.

Within this overall philosophy, the Compensation Committee’s objectives are to:

•	Offer a total compensation program that takes into consideration the compensation practices of similarly situated companies with which the Company competes for executive talent;

•	Provide annual bonus incentive awards that are based on the Company’s meeting or exceeding its EBIT budget and individual executive performance; and

•	Align the financial interests of named executive officers with those of stockholders by providing significant equity-based, long-term incentives.

The Compensation Committee

The Compensation Committee is responsible for (i) developing and evaluating potential candidates for executive positions, (ii) reviewing and recommending to the board the corporate goals and objectives with respect to our CEO’s compensation on an annual basis, (iii) reviewing our CEO’s performance annually in light of the committee’s established goals and objectives, (iv) reviewing and approving the evaluation process and compensation structure for our other named executive officers annually and overseeing management’s decisions concerning the performance and compensation of our other named executive officers and (v) reviewing and administering our incentive compensation and other stock-based plans and recommending changes in such plans to the board, as needed. The authority and responsibilities of the Compensation Committee are set forth in detail in its charter, which is available on our website located at www.angiodynamics.com under the “Corporate Governance Highlights—Committee Charters—Compensation Committee” caption.

Our board of directors has determined that all of the directors who are members of the Compensation Committee—Messrs. Flaherty, Echenberg and LaPorte—are independent under the Nasdaq listing standards. Although the Compensation Committee is comprised solely of independent directors, it does consider the recommendations, if any, provided by Mr. Hobbs in determining the appropriate levels of compensation for Company named executive officers, other than the CEO.

Components of Executive Compensation for Fiscal 2007

The three components of the compensation program for named executive officers are base salary, annual cash incentives and long-term equity-based incentive awards in the form of stock options, performance share awards and restricted stock unit awards. These components are administered with the goal of providing total compensation that is competitive in the marketplace, while recognizing meaningful differences in individual performance and offering the opportunity to earn superior rewards when merited by individual and corporate performance.

The Compensation Committee’s policy is to establish ranges for base salary, annual cash incentives and long term, equity-based incentive awards for named executive officer positions, including that of the CEO, around the averages paid by similarly-situated companies, which include publicly traded companies of similar structure, revenue, and profitability in the life science space.

In determining these ranges, the Compensation Committee reviews information from a compensation survey conducted on the Company’s behalf by Top Five Data Services, Inc., an independent consulting firm, covering compensation levels at a variety of such companies. Annually, the Compensation Committee approves the selection of the independent firm that will conduct the survey, as well as the list of peers to be used in the analysis. In June 2006, the following companies were established as AngioDynamics’ peer companies for the purposes of completing our executive compensation survey:

Allied Healthcare Products, Inc.	Aspect Medical Systems, Inc.	ATRION Corp
Cutera, Inc.	Cynosure, Inc.	E-Z-EM, Inc.
Ev3, Inc.	Exactech, Inc.	FoxHollow Technologies, Inc.
I-Flow Corp	ICU Medical, Inc.	IntraLase Corp.
IRIS International Inc.	Kensey Nash Corp	Laserscope
Palomar Medical Technologies, Inc.	Possis Medical, Inc.	Schick Technologies, Inc.
Spectranetics Corp	STAAR Surgical Company	Synovis Life Technologies, Inc.
TriPath Imaging, Inc.	VNUS Medical Technologies, Inc.

In order to ensure a comprehensive review, in preparing the compensation survey, Top Five Data Services, Inc. takes the following steps:

1)	Compiles information that will form the basis of the survey, including analyzing and selecting peer companies, analyzing the Company’s historical and current compensation practices and philosophies, and determining the positions to be included in the survey, with the assistance of the Compensation Committee and other key contributors.

2)	Presents its final philosophy statement for the current fiscal year.

3)	Performs a proxy review using peer group data and other industry specific surveys to analyze base salary, total cash compensation, and long-term incentives paid to executives and summarizes its findings in the form of a competitive pay analysis.

4)	Presents recommendations for comprehensive executive plan strategy and pay structure for the next fiscal year, including base salary levels, design of the annual bonus program, and amount and allocation of short-term and long-term incentive compensation components.

Base Salaries

The base salary for each named executive officer is determined at levels considered appropriate for comparable positions at similarly situated companies, while targeting the average 50th percentile for total cash compensation of executives at such similarly situated companies. Adjustments to each individual’s base salary are made based on annual performance reviews with consideration given to the incumbent’s salary compared with the range of those listed in the aforementioned survey. Among the criteria used in the annual performance reviews are the work and supervisory performance of the executive, demonstrated management and leadership skills, performance to specific established personal goals, and the strengths and weaknesses that the executive demonstrates on the job. Base salary adjustments for the named executive officers of the Company averaged 6% during fiscal 2007, reflecting the performance of the named executive officers and the Compensation Committee’s assessment of industry salaries for the named executive officers.

Annual Cash Incentives

The Compensation Committee believes that a meaningful portion of the annual compensation of each named executive officer should be in the form of annual incentive cash bonuses. In fiscal 2007, the target incentive payment amounts established for the CEO, the senior executive officers, and other executive officers were, respectively, 50%, 35% and 30% of base salary with 70% of the possible incentive based on the Company’s performance to its planned earnings before interest and taxes (“EBIT”) and the remaining 30% of the possible incentive based on the individual executive’s performance to personal goals, both of which are established at the beginning of the fiscal year. Earnings before interest and taxes is used as the metric to measure performance because the compensation committee believes it is directly linked to creating value for shareholders. The incentive plan sets a threshold level of the Company’s performance based on EBIT that must be attained before any incentives are awarded. Once the fiscal year’s threshold is reached, specific formulas are in place to calculate the actual incentive payment for each named executive officer. Additional compensation up to a maximum of 50% of the target incentive payment amounts may be awarded if the annual EBIT threshold is exceeded. In fiscal 2007, the Company did not achieve its EBIT goal; therefore no additional incentive was paid to any named executive officer.

Long-Term, Equity-Based Incentive Awards

In 2004, the Company adopted its 2004 Stock and Incentive Award Plan (the “2004 Plan”) to supplement the Company’s 1997 Stock Option Plan (the “1997 Plan”), under which very few shares remained available for option grants. The 2004 Plan provides for the grant of incentive awards, including performance share awards, performance unit awards, restricted stock awards and restricted stock unit awards, as well as incentive and non-qualified stock options and stock appreciation rights. The Compensation Committee has made grants of stock options, restricted stock unit awards and performance share awards and, in the future, expects to offer other awards under the 2004 Plan in order to provide named executive officers with an opportunity to share, along with stockholders, in the long-term performance of the Company and to reward officers for their contribution to the Company’s performance.

Stock option grants generally are made to each named executive officer upon his or her joining the Company and satisfying the requirements for eligibility under the Company’s plans, with additional grants being made annually in smaller amounts as options under the initial grants vest. Stock options granted under the 2004 Plan generally have a four-year vesting schedule and generally expire ten years from the date of grant. In May 2007, the 2004 Plan was amended to limit the term of all future options granted under the plan to seven years. In the event of the named executive officer’s termination of employment, all of his or her unvested options will be forfeited. The exercise price of options granted under both of the Company’s plans must be at least 100% of the fair market value of the underlying stock on the date of grant The number of stock options granted to each named executive officer is generally based upon several factors, including the named executive officer’s position with the Company and salary and performance, and are targeted to approximate the grants made, on average, by similarly situated companies to executives with similar responsibilities. The number and value of the option grants during fiscal 2007 are presented in the table titled Grant of Plan Based Awards. The number of options for executives varied based on each of the individuals overall performance during the prior fiscal year, with those executives whose performance exceeded expectations receiving a larger number of shares than their peers whose performance only met expectations.

In fiscal 2007, the Compensation Committee approved the release of performance shares awards previously granted under the 2004 Plan to the Company’s named executive officers other than the CEO. Each officer received a specified number of shares in recognition of the performance of the named executive officers in achieving net sales and EPS targets in excess of those requested by the grant. These shares were released in accordance with sales and EPS targets of $72 million and $0.48 per share respectively that were established upon the initial grant of the awards in May 2005.

In addition, in fiscal 2007, based on the Compensation Committee’s assessment of labor market conditions and in order to further motivate the named executive officers to achieve superior levels of long-term financial performance, the Compensation Committee granted 5,126 performance share awards and 5,126 restricted stock unit awards in aggregate to Mr. Mitchell and Mr. Gersuk. The performance shares awarded to Mr. Mitchell vest over three years, in equal annual installments of thirty-three percent, to the extent the Company achieves predetermined revenue and earnings per share goals of $85 million, $100 million, and $120 million and $0.73, $0.90, and $1.08 per share respectively (excluding the impact of the acquisition of RITA Medical Systems), established at the time the shares were granted. The restricted stock awarded to Mr. Mitchell vests over three years, in equal annual installments, provided Mr. Mitchell remains employed by the Company through the third anniversary of the grant date. The performance shares awarded to Mr. Gersuk vest over two years, in equal annual installments of 50%, to the extent the Company achieves revenue and earnings per share goals of $100 million and $120 million and $0.90 and $1.08 per share respectively, established at the time the awards were granted. The restricted stock awarded to Mr. Gersuk vests over two years, in equal annual installments, provided Mr. Gersuk remains employed by the Company through the second anniversary of the grant date. The objective of these awards is to ensure that, if the Company meets its long-term financial performance goals, each named executive officer’s total compensation (including salary, bonus, restricted stock and performance share awards) over the three year period (two year period for Mr. Gersuk) will equal the 75th percentile of salary plus bonus compensation for executives at similarly-situated companies. In making this determination the Compensation Committee assumed a 4% annual increase in salary and bonus compensation in peer group companies and an increase in the Company’s stock price reflective of the Company achieving its long term financial goals. In the event of Mr. Mitchell’s or Mr. Gersuk’s termination, all unvested performance shares and restricted shares held by the named executive officer will be forfeited.

CEO Compensation

The Compensation Committee evaluates, at least annually, the performance of the Company’s CEO and recommends to the Board for approval the CEO’s annual compensation including salary, bonus and equity-based compensation. For fiscal 2007, Mr. Hobbs’ base salary and incentive bonus compensation were determined in accordance with the criteria described above for other named executive officers. In June 2006, Mr. Hobbs received a salary increase of $24,000, reflecting the Compensation Committee’s positive assessment of his performance, particularly the achievement of the Company’s financial goals for fiscal 2006, and his leadership in that effort. Mr. Hobbs earned $313,000 in base salary compensation during fiscal 2007.

Mr. Hobbs received an incentive bonus of $88,031 for fiscal 2007. Of this amount, $41,081 was based on the Company’s attainment of its quarterly EBIT goals for the first two quarters of fiscal 2007, $1,436,945 and $3,397,653, respectively. The remaining bonus amount was based on Mr. Hobbs’ personal contribution to the Company’s success in exceeding its revenue goal of $101,600,000 for fiscal 2007; his leadership in exceeding the Company’s gross profit margin goal of 58.4% for the year; successfully consummating an acquisition of a company or new product or platform technology in accordance with the Company’s strategic acquisition guidelines and advancing the succession planning system for the Company; managing key relationships with investors; and speaking at industry meetings.

In August 2006, Mr. Hobbs was granted an option under the 2004 Plan to purchase 60,000 shares of the Company’s stock at the market price in recognition of the strong performance of the Company against its financial plans for fiscal 2007 as outlined above. In addition, the Compensation Committee awarded Mr. Hobbs approximately 12.5% of the total performance share awards and restricted stock unit awards granted in fiscal 2005 on the same basis as the awards made to the Company’s other named executive officers, as described above.

Perquisites

All executives of AngioDynamics are eligible to participate in our Fleet Vehicle Program at the executive level. Although the specifications for approved cars are revised periodically by management, approved vehicles generally include any automobile within the Fleet Multicar Listing provided by the fleet administrator. If an employee prefers to lease or purchase a different vehicle they may decline our offer of a company vehicle. In this case the employee will be entitled to an automobile allowance of $1,000 per month and the Company will cover the employee’s expenses for gas for company related business.

Deferred Compensation Program

We do not sponsor or maintain any deferred compensation programs for the benefit of any of our named executive officers.

Employment Contracts and Termination of Employment and Change-In-Control Arrangements

We have not entered into any employment, termination of employment, or change-of-control agreements with any of our named executive officers.

Internal Revenue Code Section 162(m) Considerations

Section 162(m) of the Internal Revenue Code prohibits a publicly-held corporation, such as the Company, from claiming a deduction on its federal income tax return for compensation in excess of $1 million paid for a given fiscal year to the CEO (or person acting in that capacity) and to the four most highly compensated officers of the Company other than the CEO as of the end of the Company’s fiscal year (but not the Company’s chief financial officer (“CFO”)). This limitation does not apply to compensation that meets the requirements under section 162(m) for “qualifying performance-based” compensation ( i.e., compensation paid only if the individual’s performance meets pre-established objective goals based on performance criteria approved by shareholders). The committee believes that awards under the Company’s 2004 Plan will be deductible pursuant to the section 162(m). However, awards under the 1997 Plan do not qualify for the deduction.

In fiscal 2007, the CEO received compensation in excess of $1.0 million as a result of exercising options granted under the 1997 Plan. The committee does not intend to authorize any further option grants under the 1997 Plan; however, exercises of additional options outstanding under the 1997 Plan may result in the receipt by the CEO and other officers of compensation in excess of $1.0 million in future years, which excess amounts will not be deductible by the Company.

Compensation Committee Report on Executive Compensation

The Compensation Committee of the board of directors evaluates and makes recommendations to the Board regarding the compensation of the CEO and approves the compensation of the other named executive officers of the Company. The Compensation Committee also administers all executive compensation programs, incentive compensation plans and equity-based plans and all other compensation and benefit programs currently in place at the Company. We have reviewed and discussed the foregoing Compensation Discussion and Analysis with management. Based on our review and discussion with management, we have recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement for filing with the Securities and Exchange Commission.

Robert E. Flaherty (Chairman)

Paul S. Echenberg

Steve LaPorte

Summary Compensation Table for Fiscal 2007

The following table sets forth information concerning the compensation for services, in all capacities for fiscal year 2007 of (i) those persons who were, during fiscal 2007, our CEO (Eamonn P. Hobbs), (ii) our CFO (D. Joseph Gersuk), (iii) our former CFO (Joseph G. Gerardi) and (iv) those persons who were, at the end of fiscal 2007, our three most highly compensated executive officers other than our CEO and CFO (collectively, with the CEO and CFO, the “named executive officers”):

Name and Principal Position	Fiscal Year		Salary ($)	Bonus ($)	Stock Awards($)	Option Awards ($)	Non-Equity Incentive Plan Compensation($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compen- sation(1)(2)(3) ($)	Total ($)
Eamonn P. Hobbs President, Chief Executive Officer	2007		313,000	88,031	71,320	305,060	N/A	N/A	37,136	814,547

Joseph Gersuk Executive Vice President—Chief Financial Officer	2007	(4)	29,375	46,041	1,489	7,398	N/A	N/A	3,712	88,015

John Soto Vice President—Global Sales	2007		62,165	18,078	0	0	N/A	N/A	272,000	352,243

Harold Mapes Vice President—Operations	2007		183,000	27,591	35,572	74,676	N/A	N/A	22,981	343,820

Robert Rossell Vice President—Corporate Accounts	2007		185,350	27,103	35,572	73,775	N/A	N/A	28,908	350,708

Joseph Gerardi Vice President—Special Projects	2007		164,900	27,830	35,572	58,892	N/A	N/A	26,872	314,066

(1)	For each of the Named Executive Officers, the amounts reported include amounts we contributed under our Profit Sharing Plan and, as matching contributions, under the companion 401(k) Plan. For fiscal 2007, such amounts contributed were: $11,768 for Mr. Hobbs, $11,032 for Mr. Mapes, $11,200 for Mr. Rossell, and $10,004 for Mr. Gerardi.
(2)	For each of the Named Executive Officers, the amounts reported include term life insurance premiums we paid. For 2007 such amounts contributed were: $780 for Mr. Hobbs, $122 for Mr. Gersuk, $479 for Mr. Mapes, $552 for Mr. Rossell, and $515 for Mr. Gerardi.
(3)	For Mr. Soto, the amounts reported include $270,000 in payment in conjunction with his change-in-control agreement with RITA Medical Systems.
(4)	Mr. Gersuk commenced his position with the Company in April 2007.

Grants of Plan-Based Awards for Fiscal 2007

The following table provides information with respect to options to purchase shares of Common Stock granted pursuant to the 2004 Stock and Incentive Award Plan to the named executive officers during the Company’s last fiscal year.

Name	Grant Date(1)	Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Under- lying Options (#)(2)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Market Value of Stock and Option Awards(3)
		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Eamonn P. Hobbs President, Chief Executive Officer	8/15/06			N/A			N/A	0	60,000	18.40	645,264

Joseph Gersuk Executive Vice President—Chief Financial Officer	5/1/07			N/A			N/A	2,252	40,800	16.53	404,744

John Soto Vice President—Global Sales	N/A			N/A			N/A	0	0	0	0

Harold Mapes Vice President—Operations	8/15/06			N/A			N/A	0	19,600	18.40	210,786

Robert Rossell Vice President— Corporate Accounts	8/15/06			N/A			N/A	0	14,100	18.40	151,637

Joseph Gerardi Vice President—Special Projects	8/15/06			N/A			N/A	0	6,540	18.40	70,334

(1)	Grant Date pertains to the fiscal 2007 stock option awards.
(2)	In accordance with the terms of the 2004 Plan, these options were granted at 100% of the closing market price on the day of the date of grant. Options have a ten-year term, with the exception of those to Mr. Gersuk, which have a seven year term. Generally all options become exercisable as to 25% of the shares on each of the first four anniversary dates of the date of grant.
(3)	Represents grant-date fair value based on FAS 123R for fiscal 2007 stock option grants.

Outstanding Equity Awards at Fiscal 2007 Year-End

The following table summarizes the number of securities underlying outstanding equity awards for the named executive officers at fiscal year end June 2, 2007.

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Eamonn P. Hobbs	17,750	35,500	N/A	13.18	7/20/2014	14,438	235,051	N/A	N/A
President, Chief Executive Officer	11,250 0	11,250 60,000	N/A N/A	24.21 18.40	7/29/2015 8/15/2016

Joseph Gersuk Executive Vice President—Chief Financial Officer	0	40,800	N/A	16.53	5/1/2014	2,252	36,663	N/A	N/A

John Soto Vice President—Global Sales	17,220 2,583 5,162	0 0 0	N/A N/A N/A	18.11 16.84 24.27	9/2/2013 11/4/2014 12/2/2015	0	0	N/A	N/A
	1,723	0	N/A	24.27	12/2/2015
	3,446	0	N/A	24.27	12/2/2015
	2,127	0	N/A	21.71	3/8/2016
	10,786	0	N/A	21.71	3/8/2016

Harold Mapes	4,000	4,000	N/A	13.18	7/20/2014	7,000	113,960	N/A	N/A
Vice President—Operations	2,000 0	6,000 19,600	N/A N/A	24.21 18.40	7/29/2015 8/15/2016	7,000	113,960	N/A	N/A

Robert Rossell	2,550	5,100	N/A	13.18	7/20/2014	7,000	113,960	N/A	N/A
Vice President— Corporate Accounts	2,550 0	7,650 14,100	N/A N/A	24.21 18.40	7/29/2015 8/15/2016

Joseph Gerardi	2,100	4,900	N/A	13.18	7/20/2014	7,000	113,960	N/A	N/A
Vice President—Special Projects	2,550 0	7,650 6,540	N/A N/A	24.21 18.40	7/29/2015 8/15/2016

Option Exercises and Stock Vested for Fiscal 2007

The following table summarizes the stock option exercises and shares vested by the named executive officers during the fiscal year ended June 2, 2007.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise (#)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Eamonn P. Hobbs President, Chief Executive Officer	92,446	1,533,603	2,062	37,941

Joseph Gersuk Executive Vice President—Chief Financial Officer	0	N/A	0	N/A

John Soto Vice President—Global Sales	0	N/A	0	N/A

Harold Mapes Vice President—Operations	0	N/A	0	N/A

Robert Rossell Vice President—Corporate Accounts	0	N/A	0	N/A

Joseph Gerardi Vice President—Special Projects	3,000	10,120	1,000	18,400

Director Compensation Table

The following table sets forth the fees, awards and other compensation paid to or earned by our directors (other than named executive officers) for the fiscal year 2007:

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation ($)	Total ($)
Donnelly	48,250	N/A	73,041	N/A	N/A	N/A	121,291
Echenberg	60,250	N/A	54,628	N/A	N/A	N/A	114,878
Gold	57,334	N/A	54,628	N/A	N/A	N/A	111,962
Meteny	69,250	N/A	73,041	N/A	N/A	N/A	142,291
Flaherty	62,250	N/A	73,041	N/A	N/A	N/A	135,291
Bucci	11,417	N/A	4,497	N/A	N/A	N/A	15,914
LaPorte	11,000	N/A	4,497	N/A	N/A	N/A	15,497
Johnson	11,000	N/A	4,497	N/A	N/A	N/A	15,497

Directors who are not our employees receive an annual retainer of $24,000, in addition to $1,500 for each board meeting attended in person and for each telephonic meeting of the board in which the participate. The chairman of the board of directors receives an additional annual retainer of $24,000. The chairman of the audit committee receives an additional annual retainer of $12,000 and the chairmen of the compensation committee and nominating and corporate governance committee receive additional retainers of $5,000. Committee chairmen receive $1,500 and committee members $750, for each committee meeting in which they participate. Directors who are not our employees also receive an annual grant of an option to purchase 6,000 shares of our common stock, which vest in equal parts on the anniversary of the grant for three consecutive years. New directors receive options for 25,000 shares of our common stock upon joining our board, which vest one-fourth per year over four years from the grant date. Directors who are our employees receive no additional compensation for their services as directors.

AUDIT MATTERS

Audit Committee Report

The Audit Committee of the Board of Directors (the “Audit Committee”) is composed of three directors, each of whom has been determined by the Board of Directors (the “Board”) to be independent under the listing standards of The Nasdaq Stock Market (“Nasdaq”). The Audit Committee operates under a written Audit Committee Charter (the “Charter”), which was adopted by the Board of Directors on February 27, 2004, and revised and approved by the Board of Directors on May 10, 2006 available on our website at www.angiodynamics.com under the “Corporate Governance Highlights—Committee Charters—Audit Committee” caption.

Management of the Company is responsible for internal controls, the financial reporting process and compliance with laws and regulations and ethical business standards. The Company’s independent registered public accounting firm is responsible for performing an independent audit of the Company’s financial statements in accordance with auditing standards generally accepted in the United States of America and for issuing a report thereon. The Audit Committee is charged with the duty to monitor and oversee these processes.

Pursuant to the Charter, the primary responsibilities of the Audit Committee are to assist the Board in its oversight of (i) the integrity of the Company’s financial statements, financial reporting process, system of internal controls over financial reporting, and audit process, (ii) the Company’s compliance with, and process for monitoring compliance with, legal and regulatory requirements, (iii) the independent registered public accounting firm’s qualifications and independence and (iv) the performance of the Company’s independent registered public accounting firm, including, without limitation, ensuring that interim quarterly financial statements are reviewed by the Company’s independent registered public accounting firm. The quarterly reviews include discussions by management and the independent registered public accounting firm with the Audit Committee. The Audit Committee must also pre-approve all audit and permitted non-audit services to be performed by the independent registered public accounting firm.

The Audit Committee has the authority to select, determine the compensation paid to, and replace the Company’s independent registered public accounting firm. The Audit Committee has selected PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for fiscal 2008 subject to the vote by the shareholders at the 2007 annual meeting.

The Charter provides that the Audit Committee shall always consist of not less than three members, all of whom must be independent directors. No member of the Audit Committee may serve on the audit committees of more than two other public companies unless the Board determines that such simultaneous service would not impair the ability of such director to serve effectively on the Audit Committee, and discloses this determination in the proxy statement. To carry out its responsibilities, the Audit Committee met 10 times during fiscal year 2007.

The Audit Committee met with both management and the Company’s independent registered public accounting firm to review and discuss the Company’s financial statements for the fiscal year ended June 2, 2007, prior to their issuance and to discuss significant accounting issues and policies. Management advised the Audit Committee that the Company’s consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States of America, and the Audit Committee has reviewed and discussed the consolidated financial statements with management and the independent registered public accounting firm. The Audit Committee’s review included discussion with PricewaterhouseCoopers of matters that are required to be discussed pursuant to Statement on Auditing Standards No. 90 (Communication with Audit Committees).

The Audit Committee discussed with PricewaterhouseCoopers matters relating to PricewaterhouseCoopers’ independence, including the written disclosures and the letter provided by PricewaterhouseCoopers to the Audit

Committee as required by the Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees). PricewaterhouseCoopers informed the Audit Committee that it was independent with respect to the Company within the regulations promulgated by the Securities and Exchange Commission and the requirements of the Independence Standards Board. The Audit Committee has concluded that PricewaterhouseCoopers is independent of the Company and its management.

The Audit Committee discussed with the Company’s independent registered public accounting firm the overall scope and plan for their audit. The Audit Committee met with the independent registered public accounting firm, with and without management present, to discuss the results of their examination, the evaluation of the Company’s internal controls, and the overall quality of the Company’s financial reporting.

On the basis of these reviews and discussions, the Audit Committee recommended to the Board of Directors that the Board approve the inclusion of the Company’s audited consolidated financial statements in the Company’s Annual Report on Form 10-K for the fiscal year ended June 2, 2007, for filing with the Securities and Exchange Commission.

Members of the Audit Committee:

Dennis S. Meteny, Chairman

Howard W. Donnelly

Wesley E. Johnson

The Audit Committee Report does not constitute soliciting material, and shall not be deemed to be filed or incorporated by reference into any other filing we make under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that we specifically incorporate the Audit Committee Report by reference therein.

Principal Accounting Fees and Services

The following table presents fees for professional audit services rendered by PricewaterhouseCoopers LLP for the audit of our financial statements for the fiscal years ended June 2, 2007, June 3, 2006 and May 28, 2005, for inclusion in our Annual Reports on Form 10-K for the fiscal years ended June 2, 2007 and June 3, 2006, reviews of quarterly financial statements, and fees billed for other services rendered by PricewaterhouseCoopers LLP during those periods, in thousands:

	2007	2006
Audit Fees(1)	$919	$730
Audit-Related Fees(2)	651	192
Tax Fees	129	33

	$1,699	$955

(1)

Fees paid for professional services in connection with the audit of our annual financial statements including, for 2007, an audit of the balance sheet of RITA Medical Systems, Inc. as of January 29, 2007.

(2)	In 2007, fees paid for professional services primarily in conjunction with the Company’s due diligence and acquisition of RITA Medical Systems.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm

Consistent with SEC policies regarding auditor independence, the audit committee has responsibility for appointing, setting compensation and overseeing the work of the independent registered public accounting firm.

In recognition of this responsibility, the audit committee has established a policy to pre-approve all audit and permissible non-audit services provided by the independent registered public accounting firm.

Prior to engagement of the independent registered public accounting firm for the next year’s audit, management submits a list of services and related fees expected to be rendered during that year within each of four categories of services to the audit committee for approval.

1.	Audit services include audit work performed on the financial statements and internal control over financial reporting, as well as work that generally only the independent registered public accounting firm can reasonably be expected to provide, including comfort letters, statutory audits, and discussions surrounding the proper application of financial accounting and/or reporting standards.

2.	Audit-Related services are for assurance and related services that are traditionally performed by the independent registered public accounting firm, including due diligence related to mergers and acquisitions, employee benefit plan audits, and special procedures required to meet certain regulatory requirements.

3.	Tax services include all services, except those services specifically related to the audit of the financial statements, performed by the independent registered public accounting firm’s tax personnel, including tax analysis, assisting with coordination of execution of tax related activities, primarily in the area of corporate development, supporting other tax-related regulatory requirements and tax compliance and reporting.

4.	Other Fees are those associated with services not captured in the other categories. We generally don’t request such services from the independent registered public accounting firm.

Prior to engagement, the audit committee pre-approves the independent registered public accounting firm services within each category. The fees are budgeted and the audit committee requires the independent registered public accounting firm and management to report actual fees versus the budget quarterly throughout the year by category of service. During the year, circumstances may arise when it may become necessary to engage the independent registered public accounting firm for additional services not contemplated in the original pre-approval categories. In those instances, the audit committee requires specific pre-approval before engaging the independent registered public accounting firm.

The audit committee may delegate pre-approval authority to one or more of its members. The member to whom such authority is delegated must report, for informational purposes only, any pre-approval decisions to the audit committee at its next scheduled meeting.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Related Party Transactions

During 2007, the Company received professional sales training services from an organization in which the principal owner is a household member of the Company’s President and CEO. Fees and expenses paid for these services totaled $204,000.

Policy on Related Party Transactions

On July 27, 2007, the Board of Directors approved a Related Person Transaction Policy. The policy defines “Related Person Transaction” as certain transactions, arrangements or relationships in which the Company participates, the amount exceeds $50,000 and certain related persons have a material interest. Under the policy, any potential Related Person Transaction, including for example the purchase of goods or services, guarantees of indebtedness or employment, must be pre-approved by the Audit Committee unless circumstances make pre-approval impracticable. In the latter case, management is allowed to enter into the transaction, but the transaction remains subject to ratification by the Audit Committee at a subsequent Audit Committee meeting. In determining whether to approve or ratify a Related Person Transaction, the Audit Committee will take into account a number of factors, including the related person’s interest and approximate dollar amount of the transaction, as well as, whether the transaction occurred in the ordinary course of business or through a competitive bid process. On an annual basis, the Committee will review and assess ongoing Related Person Transactions to determine whether the relationships remain appropriate.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our executive officers and directors, and persons who own more than 10% of a registered class of our equity securities, to file reports of initial ownership and changes in ownership with the Securities and Exchange Commission. Based solely on our review of copies of such forms received by us, or on written representations from certain reporting persons that no reports were required for such persons, we believe that, during the fiscal year ended June 2, 2007, all of our executive officers, directors and 10% stockholders complied with all Section 16 filing requirements, except as follows:

(1) Daniel K. Recinella filed a Form 4 on January 19, 2007, that was one business day late, reporting the exercise of stock options.

(2) John J. Soto filed a Form 3 on February 9, 2007, that was one day late, reporting the beneficial ownership of AngioDynamics securities.

ANNUAL REPORT

All stockholders of record as of the record date, have been sent, or are concurrently herewith being sent, a copy of the Company’s Annual Report on Form 10-K for the fiscal year ended June 2, 2007.

Any stockholder of the Company may obtain without charge additional copies of the Company’s Annual Report on Form 10-K for the 2007 fiscal year (without exhibits), as filed with the Securities and Exchange Commission, by writing to:

Chief Financial Officer

AngioDynamics, Inc.

603 Queensbury Avenue

Queensbury, New York 12804

STOCKHOLDER PROPOSALS AND NOMINATIONS

Under Rule 14a-8 under the Exchange Act, stockholders may present proper proposals for inclusion in our proxy statement and for consideration at our next annual meeting of stockholders. To be eligible for inclusion in our 2008 proxy statement, your proposal must be received by us no later than May 24, 2008 and must otherwise comply with Rule 14a-8. While the board of directors will consider stockholder proposals, we reserve the right to omit from our proxy statement stockholder proposals that we are not required to include under the Exchange Act, including under Rule 14a-8.

In addition, our Bylaws contain an advance notice provision with respect to matters to be brought before at an annual meeting of stockholders, including nominations for directors, and not included in our proxy statement. If you would like to nominate a director or bring any other business before the stockholders at the 2008 Annual Meeting, you must comply with the procedures contained in the Bylaws and you must notify us in writing, and such notice must be delivered to or received by our Secretary no less than 90 days nor more than 120 days prior to October 22, 2008.

You may write to our Secretary at our principal executive office, 603 Queensbury Avenue, Queensbury, New York 12804, to deliver the notices discussed above and to request a copy of the relevant Bylaw provisions regarding the requirements for making stockholder proposals and nominations of directors.

OTHER MATTERS

As of the date of this proxy statement, we know of no matters other than those set forth herein that will be presented for consideration at the meeting. If any other matter or matters are properly brought before the meeting or any adjournment thereof, the persons named in the accompanying proxy will have discretionary authority to vote, or otherwise act, with respect to such matters in accordance with their judgment.

REVOCABLE PROXY ANGIODYNAMICS, INC.

☒	PLEASE MARK VOTES				For All	With- hold All	For All Except
AS IN THIS EXAMPLE

PROXY FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON OCTOBER 22, 2007			1.	To elect three Class I directors of the company, each for a term of three years.	☐	☐	☐

This Proxy is solicited on behalf of the Board of Directors of AngioDynamics, Inc. for the 2007 Annual Meeting of Stockholders to be held on October 22, 2007. The 2007 Annual Meeting of Stockholders will be held at Callaway Gardens, Pine Mountain, Georgia, on Monday, October 22, 2007, at 9:00 a.m., local time.

Paul S. Echenberg, Jeffrey Gold and Dennis S. Meteny

INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the name(s) of such nominee(s) in the space provided below.

The undersigned, a holder of common stock of AngioDynamics, Inc., hereby appoints Eamonn P. Hobbs and D. Joseph Gersuk, and each of them, the true and lawful attorneys and proxies with full power of substitution, for and in the name, place and stead of the undersigned, to vote all of the shares of common stock of the Company which the undersigned would be entitled to vote if personally present at the 2007 Annual Meeting of Stockholders, and at any adjournment or postponement thereof, in all matters indicated herein, and with discretionary authority to vote as to any other matters that may properly come before such meeting.

					For	Against	Abstain
			2.	To ratify the appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm of AngioDynamics, Inc. for the fiscal year ending May 31, 2008.	☐	☐	☐

				Check here if you plan to attend the Annual Meeting	è		☐

This Proxy, when properly signed, will be voted in the manner directed. If no direction is given, this Proxy will be voted FOR Proposal 1 and Proposal 2.

	Please be sure to sign and date this Proxy in the box below.	Date		NOTE: Please sign exactly as your name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

	Stockholder sign above	Co-holder (if any) sign above
+								+
	é	Detach above card, sign, date and mail in postage paid envelope provided.			é

ANGIODYNAMICS, INC.

PLEASE ACT PROMPTLY
SIGN, DATE & MAIL YOUR PROXY CARD TODAY

IF YOUR ADDRESS HAS CHANGED, PLEASE CORRECT THE ADDRESS IN THE SPACE PROVIDED BELOW AND RETURN THIS PORTION WITH THE PROXY IN THE ENVELOPE PROVIDED.